EXHIBIT 99.1

FOR RELEASE October 27, 2011

SOURCE: Uni-Pixel, Inc.

UniPixel Expands Design and Sampling Program for UniBoss Transparent Conductive Film Products

Multiple Major Electronics Firms are Evaluating the UniBoss Printable Flexible Electronic, Roll-To-Roll Manufactured Film as an Alternative to ITO-Based Touch Sensors

THE WOODLANDS, Texas — October 27, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Clearly Superior™ Performance Engineered Films to the touch screen, flexible electronics, lighting and display markets, has introduced an expanded design and sampling program for OEM, display and touch panel manufacturers interested in evaluating its UniBoss™ transparent conductive film technology and products.

UniPixel introduced UniBoss™ at the SID conference in late May of 2010. The company has since further developed the technology and is now offering a higher performance, lower cost alternative to ITO transparent conductors. Several leading electronic manufacturers have been evaluating the UniBoss films over the last couple of months. The positive results from early evaluations are leading UniPixel to expand its design and sampling program.

Reed Killion, UniPixel’s president and CEO, commented: “The UniBoss sampling program allows interested parties to submit their touch-sensor design and work with the UniPixel Engineering Team to experience and see firsthand the advantages the UniBoss touch sensor offers over the ITO standard and other ITO replacement alternatives. UniBoss’ traces of conductive copper provide increased performance characteristics over ITO and ITO alternative films in terms of light transmission, flexibility, reliability, durability and environmental stability, while offering conductivity levels of .012ohm/sq. compared to 100-400ohm/sq. of ITO and competing alternatives.

UniPixel has signed a non-disclosure and material transfer agreement with approximately 10 companies that have submitted requests for design and sampling of UniBoss enabled touch sensor solutions. “We have sampled four of the companies thus far,” said Killion. “We are working with Japanese, Korean, Taiwan and U.S.-based OEM, Display Panel and Touch Panel module electronic manufacturers. Some of these companies are also sampling our Diamond Guard™ protective cover glass replacement solution.”

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Performance Engineered Films to the Lighting, Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company’s newly developed UniBoss™ roll-to-roll electronics manufacturing process prints conductive elements on thin film with trace widths down to ~5um. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. UniPixel’s brands include Clearly Superior™, Diamond Guard™ and others. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as other public filings with the SEC since such date.

Trademarks in this release are the property of their respective owners.

Company Contact:
Jeff Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Scott Liolios or Ron Both
Liolios Group, Inc.
Tel 949-574-3860
info@liolios.com